EXHIBIT INDEX

(a)(2) Articles of Amendment to the Articles of Incorporation, dated June 16, 1999.

(a)(3) Articles of Amendment to the Articles of Incorporation, dated November 14, 2002.

(b)       By-Laws as amended Jan. 11, 2001.

(d)(3) Investment Management Services Agreement between Registrant on behalf of its underlying series AXP Variable Portfolio - Cash Management Fund, and American Express Financial Corporation dated December 1, 2002.

(i) Opinion and consent of counsel as to the legality of the securities being registered.

(j)       Independent Auditors' Consent.